Mallon Resources Corporation
                        999 18th Street, Suite 1700
                           Denver, Colorado  80202
                            ______________________




Notice of Annual Meeting of Shareholders


     Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Mallon Resources Corporation (the
"Company) will be held at the Embassy Suites Hotel, 1881 Curtis
Street, Denver, Colorado, at 9:00 a.m., local time, on Friday, June 9, 1995, for the following purposes:

(I)  To elect seven Directors of the Company;

(II) To ratify the selection of Price Waterhouse LLP as the Company's independent auditors; and (III) To transact such other business as may properly come before the Meeting.

Only holders of common stock of record at the close of business on May 1, 1995, are entitled to notice of and to vote at the Meeting.

                          By Order of the Board of Directors,



                          Carolena F. Chapman
                          Corporate Secretary

Denver, Colorado
May 5, 1995


All shareholders are cordially invited to attend the Meeting. All shareholders, whether or not they expect to attend the Meeting in person, are requested to complete, date, sign and return the enclosed Proxy Card in the enclosed envelope. Should you attend the Meeting, you may, if you choose to, vote in person, even though you may have previously submitted a Proxy Card.

Mallon Resources Corporation
999 18th Street, Suite 1700
Denver, Colorado  80202
_________


Proxy Statement
for
Annual Meeting of Shareholders
To Be Held
Friday, June 9, 1995


General Information

This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mallon Resources Corporation ("the Company") to be used at its Annual Meeting of Shareholders (the "Meeting") to be held at the Embassy Suites Hotel, 1881 Curtis Street, Denver, Colorado, on Friday, June 9,1995, at
9:00 a.m., for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This statement was sent to shareholders on or about May 8, 1995.

The shares covered by the enclosed Proxy, if such is properly executed and received by the Board of Directors prior to the Meeting, will be voted in favor of the proposals to be considered at the Meeting, unless such Proxy specifies otherwise or the authority to vote on the election of directors has been withheld. A Proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Company or by executing a Proxy bearing a later date. Shareholders may vote their shares in person if they attend the meeting, even if they have previously executed and returned a Proxy.

The matters to be brought before the Meeting are the election of directors to serve for the ensuing year, and the ratification of the selection of independent public accountants.

Only shareholders of record at the close of business on May 1, 1995, will be entitled to vote at the Meeting. On that date, there were issued and outstanding 7,793,503 shares of the Company's $.01 par value common stock ("Common Stock"), entitled to one vote per share. Also outstanding were 1,100,918 shares of the Company's $0.01 par value Series A Preferred Stock, which carry the voting power of 1,113,173 shares of Common Stock, except in the election of directors, where the Series A
Preferred Stock has the right to elect one director. Also outstanding were 400,000 shares of the Company's $0.01 par value Series B Preferred Stock, which carry no voting rights except in certain exceptional circumstances. Cumulative voting is not allowed in the election of directors or for any other purpose. One-third of the outstanding Common Stock will constitute a quorum for the transaction of business at the Meeting. The vote of a majority of a quorum is needed to pass a proposal.

Proposal I:  Election of Directors

General
The Company's Bylaws provide that the size of the Board of Directors can be as few as three or as many as fifteen. The number of directors may be changed from time to time by resolution of the Board of Directors or the shareholders. The size of the Board of Directors is presently set at seven members, and management will nominate seven persons to the Board of Directors. As described below, an additional member can be elected by the holder of the Company's Series A Preferred Stock. Directors are elected annually for one-year terms. The
Company has no nominating or similar committee of its Board of Directors.

It is the recommendation of the Board of Directors that the seven nominees named below be elected to the Board for the coming year, and until their successors have been duly elected and qualified.
Unless authority is withheld, the shares represented by your Proxy will be voted for their election. No Proxy will be voted for more than seven nominees. An eighth director may be elected by the holder of the Company's Series A Preferred Stock;
no such director currently sits on the Board of Directors.
Unless your Proxy withholds authority to do so, if any nominee elects not to serve or is unable to serve for any reason, your Proxy will be voted for an alternative nominee to be designated by the Board of Directors to replace such nominee. The Board of Directors has no reason to expect that any nominee will be unable to serve. There is no arrangement between any of the nominees or officers and any other person or persons pursuant to which he was or is to be selected as a director, nominee or officer, nor is there any family relationship between or among any nominees or officers. To the best knowledge of the Company, none of the nominees have been involved in any material legal proceedings during the past five years.

Nominees
Nominees for the Board of Directors are:

                                                Period of Service
Name                     Age  Title               as Director


George O. Mallon, Jr.     50  Director, Chairman      Since 1988
                              of the Board
                              and President of the
                              Company; Chairman of
                              Mallon Oil Company
                              ("Mallon Oil") and
                              Laguna Gold Company
                              ("Laguna")

Kevin M. Fitzgerald       40  Director and Executive   Since 1988
                              Vice President of the
                              Company; President of
                              Mallon Oil

James A. McGowen          52  Director and Executive   Since 1988
                              Vice President of the
                              Company; President of
                              Laguna

Roy K. Ross               44  Director, Executive      Since 1992
                              Vice President and
                              General Counsel of
                              the Company, Laguna,
                              and Mallon Oil

Frank Douglass            60  Director                 Since 1988

Roger R. Mitchell         61  Director                 Since 1990

Francis J. Reinhardt, Jr. 64  Director                 Since 1994

Principal Occupations
A brief description of the business experience during the past five years of each nominee for election or re-election as a director is set forth below:

     George O. Mallon, Jr., formed Mallon Oil in 1979, and was a co-founder of Laguna in 1980. Since the formation of the Company in December 1988, Mr. Mallon has served as its President and Chairman. Mr. Mallon earned a B.S. degree in Business from the University of Alabama in 1965, and a M.B.A. degree from the University of Colorado in 1977.

     Kevin M. Fitzgerald joined Mallon Oil in 1983 and served as Vice President of Engineering from 1987 through December 1988, when he became President of that company. Mr. Fitzgerald was Vice President, Oil and Gas Operations for the Company from 1988 through October 1990, when he was named Executive Vice President. Mr. Fitzgerald earned a B.S. degree in Petroleum Engineering from the University of Oklahoma in 1978.

     James A. McGowen, a co-founder of Laguna, has been President of thatcompany since December 1988. Mr. McGowen is also a Vice
President and director of Mallon Oil and the Company.
Mr. McGowen earned an A.B. degree in Zoology from the University of California in 1966.

     Roy K. Ross joined the Company as Executive Vice President, General Counsel and a director in October 1992. From June 1976 through September 1992, Mr. Ross was an attorney in private practice with the Denver-based law firm of Holme Roberts & Owen. He earned his B.A. degree in Economics from Michigan State University in 1973, and his J.D. degree from Brigham Young University in 1976.

     Frank Douglass is a Senior Partner in the Texas law firm of Scott, Douglass, Luton & McConnico, LLP, where he has been a partner since 1976. Mr.Douglass earned a B.B.A. degree from Southwestern University in 1953 and a L.L.B. degree from the University of Texas School of Law in 1958.

     Roger R. Mitchell joined the Company in January 1989 as a Vice President with responsibility for investor relations, broker-dealer liaison, and special marketing projects. He was President of Mallon Securities Corporation, a limited broker-dealer firm wholly owned by Mallon Oil, from 1982 until that firm was dissolved in October 1990. He earned a B.S. degree in Business from Indiana University in 1954 and a M.B.A. degree from Indiana University in 1956. In August 1991, Mr. Mitchell left the employ of the Company to start First Federated Telepartners, a private telecommunications business headquartered in Chicago. In December 1992, Mr. Mitchell sold his interest in First Federated Telepartners, and retired, although he continues to provide consulting services to various businesses on a part-time basis.

     Francis J. Reinhardt, Jr. is with the New York investment banking firm of Carl H. Pforzheimer & Co., where he has been a partner since 1966. Mr. Reinhardt holds a B.S. degree from Seton Hall University, and an M.B.A. from New York University. He is a member and past president of the National Association of Petroleum Investment Analysts. Mr. Reinhardt is also a director of The Exploration Company of Louisiana, a public company engaged in the oil and gas business.

Meetings and Committees of the Board
The business and affairs of the Company are managed under the direction of the Board of Directors. For the period April 1994 through April 1995, the Board held three formal meetings, and acted by written consent on numerous occasions.
Each director who is standing for re-election attended all of the meetings, except Mr. Douglass, who could not attend the November meeting. All directors participated in all of the written consents. Directors who are not also members of management are paid $1,000 for each meeting they attend, but in no event less that $4,000 per year. The compensation is paid in the shares of the Company's Common Stock, pursuant to the terms of the Company's Compensation Plan for Outside Directors. Board members are also reimbursed for reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board.

The Company's Board of Directors has two committees, the Audit Committee and the Compensation Committee. The three outside directors are the members of each committee. The Board has assigned certain advisory authority to each committee, but the decision-making and management responsibilities of the Company remain with the full Board. The Audit Committee of the Board, which held two meetings during the last year, is comprised of Messrs. Douglass, Mitchell and Reinhardt. The Audit Committee's purpose is to oversee the Company's accounting and financial reporting policies and practices and to assist the Board of Directors in fulfilling its fiduciary and corporate accountability responsibilities. The Company's independent auditors periodically meet with the Audit Committee, and have unrestricted access directly to the Audit Committee members. The Compensation Committee of the Board, which held one formal meeting and acted by unanimous written consent on several occasions during the last year, is comprised of Messrs. Mitchell, Douglass and Reinhardt.
The Compensation Committee has submitted the report that appears below.

Compensation Committee Report
The Company's Board of Directors established the Compensation Committee (the "Committee") to propose, subject to Board ratification, equity and cash compensation of executive officers
and equity compensation for all employees.   The Committee is in
agreement with the Company's belief that all employees play a critical role in the Company's ultimate success. The Committee and the Company also share the philosophy that, in general, employees' salaries (including those of executive officers) should be near the mid-point of industry standards and that, so long as the Company is able, employees who consistently perform exceptionally should be compensated at a rate higher than the mid-point of industry standards. The Committee is also of the opinion that equity compensation -- in the form of stock options and stock bonuses -- is an excellent incentive for all employees, including executive officers, and serves to align the interests of the employees, executive officers and shareholders.

From 1990 through 1992, the Company's attention was directed towards conserving assets, cutting overhead, and positioning itself to be able to take advantage of future growth opportunities. During this time, the Company's staff was significantly reduced, and salaries were cut to levels substantially below those prevailing within the industry.
Despite these restrictive compensation policies, the Company was able to retain an excellent staff and even add key personnel, all of whom worked for substantially less compensation than they could have commanded elsewhere. The reason for this remarkable loyalty was the promise that the Company intends to embark on a path of significant and dynamic growth. The year 1993 marked the Company's first significant steps down that path, and it is expected that the Company will continue that trend. Coincident with the implementation of the Company's growth plan, the Committee is committed to bringing Company compensation arrangements into line with industry standards, in accordance with the principles described in this report.

Cash Compensation. As sufficient revenues to do so become available, the Committee plans to bring salaries throughout the Company to the mid-point of comparable industry salaries, as reflected by standard independent surveys. The objectives of this plan are to: (a) establish a more equitable pay scale for employees, (b) reduce employee turnover, (c) facilitate recruiting, and (d) reward employees for their patience. The executive officers of the Company will be included in this plan in the same manner as all other employees. Each year, all employees, including the executive officers, will be evaluated by their managers (or in the case of the Chief Executive Officer, by the Committee) and may receive salary increases based upon those performance reviews. The Company does not generally pay cash bonuses to its executive officers, although the Committee may determine to do so in the future.

Equity Compensation. The Committee approves all awards made under the Company's 1988 Equity Participation Plan (the "Plan"). All employees are eligible for awards under this Plan, but awards are made strictly on the basis of performance and level of responsibility. The Plan was designed to provide: (a) a method to both attract and retain high caliber talent over the long term, (b) an opportunity for all employees to share in the long term success of the Company, (c) an ownership interest in the Company's success, (d) recognition of individual contributions; and (e) motivation for continued efforts and accomplishments.

Respectfully submitted,

The Compensation Committee

Frank Douglass
Roger R. Mitchell
Francis J. Reinhardt, Jr.

* The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Act of 1934, except to the extent that the Company specifically incorporates this report by reference.

Executive Compensation
The following table summarizes certain information regarding compensation paid by the Company for services rendered for the year ended December 31, 1994 to the Company's chief executive officer, the only executive officer whose total annual salary and bonus, or annual salary and deferred compensation, exceeded $100,000 for such year.

SUMMARY COMPENSATION TABLE
Year ended December 31, 1994

Annual Compensation
Name and Position                    Salary   Bonus   Other

George O. Mallon, Jr.               $106,403   $0     $8,150 (1)
   President

(1) Payment under the Company's royalty pool for employees.

1988 Equity Participation Plan. The Company's long-term success depends upon its ability to attract, retain and encourage dedicated, competent and resourceful management and key employees. In furtherance of those goals, the Mallon Resources Corporation 1988 Equity Participation Plan (the "Equity Plan") was instituted. Under the Equity Plan, 1,000,000 shares of Common Stock have been reserved for issuance. Shares of Common Stock available for issuance under the Equity Plan consist of authorized but unissued shares, not reserved for any other purpose. The Equity Plan is administered by a committee, which is currently comprised of Messrs. Mitchell, Reinhardt and Douglass, none of whom are eligible to participate in the Equity Plan. The terms of any awards made under the Equity Plan are within the broad discretion of the committee. Through
December 31, 1994, options covering a total of 407,778 shares of common stock have been awarded under the Equity Plan. Of these, options covering 127,638 shares have been exercised, options covering [31,560] shares have expired. At December 31, 1994, the following options to purchase shares of the Company's
Common Stock were issued and outstanding under the Equity Plan:

     Number of       Per Share         Currently
       Shares      Exercise Price     Exercisable

      116,380          $0.01            yes (1)
       50,000          $0.01            no(1)
       82,200          $0.01            no (2)

(1) These options were issued under the Equity Plan to various of the Company's employees and consultants.
(2) These options were issued under the Equity Plan to various of the Company's employees; they do not vest until the Common Stock has traded at not less than certain benchmark prices ($8.00, $10.00, and $12.00) for at least 120 consecutive trading days.

Employee Profit-Sharing and Thrift Plan. The Company established the Mallon Resources Corporation 401(k) Profit Sharing Plan (the "401(k) Plan") effective January 1, 1989. The Company and its affiliates will match an employee's contribution to the 401(k) Plan in an amount up to 25% of his or her eligible monthly contributions. The Company may also contribute additional amounts at the discretion of the Compensation Committee of the Board of Directors, contingent upon realization of earnings by the Company which, in the sole discretion of the Board of Directors, are adequate to justify a corporate contribution.
The 401(k) Plan is open to all full time employees of the Company and have attained age 21. Matching contributions made to the 401(k) Plan by the Company are fully vested; discretionary contributions will become fully vested upon an employee (1) earning at least six years of vested service, (2) acquiring a disability, or (3) death. Contributions made by the Company in 1994 are included in the "All Other Compensation" column of the Summary Compensation Table.

Certain Relationships and Related Transactions
The Huxford Field, in which the Company has working interests, is operated by Smackco Ltd., a company that is owned by Thomas E. McMillan, who owns, beneficially, in excess of 5% of the Company's outstanding common stock. The Company believes that the rates charged by Smackco are within industry standards.

Mallon Oil serves as operator of certain oil and gas properties in which some of the officers and directors of the Company have working interests. Such individuals pay their pro-rata share of all costs relating to the properties, on the same basis as other unaffiliated interest owners.

During the year ended December 31, 1994, the Company paid legal fees to the law firm of Scott, Douglass, Luton & McConnico, LLP, of which Mr. Douglass is a senior partner. That firm is also representing the Company in connection with a current litigation matter.

During the year ended December 31, 1994, the Company paid consulting and other fees to the investment banking firm of Carl
H. Pforzheimer & Co., of which Mr. Reinhardt is a partner.  The
Company has a consulting agreement with that firm for investment banking services in 1995, as well.

In February 1995, the Company entered into a Loan Agreement establishing a $2.5 million line of credit facility pursuant to which it can borrow funds from three entities, two of which are affiliates of Robert J. Monroe, an individual who owns, beneficially, in excess of 5% of the Company's outstanding common stock.

Proposal II:  Ratification of Selection of Auditors

The Board of Directors has appointed Price Waterhouse LLP as the Company's independent accountants for the year ending
December 31, 1995. In the absence of a contrary direction by the shareholders, the shares represented by the proxies will be voted for the ratification of this appointment. This ratification will require the affirmative vote of at least a majority of the votes cast on the resolution at the Meeting.

A representative of the independent accountants for the current year is expected to be present at the Meeting with the opportunity to make a statement if he so desires. Such representative is expected to be available to respond to appropriate questions.

Services provided by Price Waterhouse LLP for the fiscal year ended December 31, 1994, included examination of annual financial statements, assistance and consultation regarding filings of reports with the Securities and Exchange Commission, preparation of tax returns and consultation in connection with various accounting and tax matters.

The Board of Directors recommends a vote FOR the proposal to ratify the selection of Price Waterhouse LLP as independent accountants.

Additional Information

At the Meeting members of senior management will speak, and there will be a general discussion period during which shareholders will have an opportunity to ask questions about the business of the Company. Management knows of no other matters to be brought before the Meeting. If other matters properly come before the Meeting, it is the intention of the persons named in the solicited Proxy to vote such Proxy in accordance with their judgment. No compensation will be paid to any person in connection with solicitation of Proxies. Brokers and others will be reimbursed for out-of-pocket and reasonable clerical expenses incurred in forwarding solicitation materials to beneficial owners of the Common Stock. Special solicitation of Proxies may in certain instances be made personally or by telephone by officers and employees of the Company and by regular employees of certain banking and brokerage houses. All expenses in connection with this solicitation will be borne by the Company.

Stock Ownership
The following table sets forth information concerning the beneficial ownership of the Company's Common Stock as of April 17, 1995, by (i) each shareholder known by the Company to own of record or beneficially more than 5% of the Company's outstanding Common Stock; (ii) the Company's chief executive officer
(Mr. Mallon); (iii) each of the Company's Directors and nominees, and (iv) all Directors and Officers as a group.

                               Number of                Percent
     Name and Address (1)       Shares                   Owned

     George O. Mallon, Jr.      1,238,285  (2)            15.9%
     James A. McGowen              58,185  (3)             0.7%
     Kevin M. Fitzgerald           89,000  (4)             1.1%
     Roy K. Ross                    8,153                  0.1%
     Roger R. Mitchell            191,031                  2.5%
     Frank Douglass                26,553                  0.3%
     Francis J. Reinhardt, Jr.     76,647  (5)             1.0%
     Larry Abrams                 565,118                  7.3%
     Thomas B. McMillan, Jr.      465,859  (6)             6.0%
     John L. Simmet               597,660  (7)             7.7%
     Bank of America NT&SA      1,113,173  (8)            12.5%
     Robert J. Monroe             548,645  (9)             6.3%
     All Officers and Directors
         as a Group (8 persons) 1,694,054  (10)           21.7%

_____________
   (1)   The address of Messrs. Mallon, Fitzgerald, McGowen and
Ross is 999 18th Street, Suite 1700, Denver, Colorado 80202. The address of Mr. Mitchell is 3421 Cottonwood Drive, Durham, North Carolina 27707. The address of Mr. Douglass is 901 Main Street, Suite 2800, Dallas, Texas 75202-3776. The address of Mr. Abrams is 24 Park Central South, New York, New York 10019. The address of Mr. McMillan is P.O. Box 809, Brewton, Alabama 36427. The address of Mr. Simmet is P.O. Box 9, Newport, Minnesota 55055.
The address of Mr. Monroe is 228 St. Charles Avenue, New Orleans, Louisiana 70130. The address Bank of America NT&SA is 555
California Street, San Francisco, California 94104.
   (2) Includes 8,666 shares owned by Mr. Mallon's wife. A trust created for the benefit of Mr. Mallon's children owns shares that are not included, as Mr. Mallon has no voting or other control over the shares in the trust.
   (3) Includes 45,000 shares that could be acquired by Mr. McGowen upon the exercise of immediately exercisable stock options that he holds. A trust created for the benefit of Mr. McGowen's children owns shares that are not included, as Mr. McGowen has no voting or other control over the shares in the trust.
   (4) Includes 49,000 shares that could be acquired by Mr. Fitzgerald upon the exercise of immediately exercisable stock options that he holds.
   (5)   Includes 12,175 shares of the Company's Series B
Preferred Stock, which are currently convertible into 28,647 shares of Common Stock. Does not include 20,000 shares owned by children for which beneficial ownership is disclaimed.
   (6)   Includes 27,398 shares owned by Mr. McMillan's children.
   (7) Includes 60,021 shares owned by Simcote Inc., and 240,000 shares held by Red Rock Ventures, Inc., both of which are owned by Mr. Simmet.
   (8) Consists of shares of Common Stock issuable to Bank of America NT&SA upon the conversion of its 1,100,918 shares of Series A Preferred Stock, which are convertible at any time. The "Percent Owned" calculation for Bank of America NT&SA assumes that such a conversion is made; all other "Percent Owned" calculations ignore the potential effect of the conversion of Bank of America NT&SA's Series A Preferred Stock. Bank of America NT&SA owns
100% of the outstanding shares of Series A Preferred Stock, which carry a voting power equal to 1,113,173 shares of Common Stock and the right to elect one director.
   (9) Consists of the following amounts: 17,000 shares owned directly; 54,000 shares of Common Stock and 30,000 shares of Series B Preferred Stock convertible into 70,587 shares of Common Stock owned by a foundation of which Mr. Monroe is president and a director; 281,000 shares of Common Stock and 15,000 shares of Series B Preferred Stock convertible into 35,293 shares of
Common Stock owned by an estate of which Mr. Monroe is the executor; and 79,000 shares of Common Stock and 5,000 shares of Series B Preferred Stock convertible into 11,765 shares of
Common Stock owned by a company of which the estate is the sole shareholder. The "Percent Owned" calculation for Mr. Monroe assumes that all outstanding Series B Preferred Stock has been converted; all other "Percent Owned" calculations ignore the potential effect of the conversion of the Series B Preferred
Stock.
  (10) Includes 94,000 shares that could be acquired upon the exercise of immediately exercisable stock options.

Annual Report and Financial Statements
You are referred to the Company's Annual Report to Shareholders for the year ended December 31, 1994, enclosed herewith for your information. The Annual Report is not incorporated in the Proxy Statement and is not to be considered part of the soliciting material.

Submission of Shareholder Proposals
Proposals intended for inclusion in next year's Proxy Statement should be sent to the Secretary of the Company at 999 18th
Street, Suite 1700, Denver, Colorado 80202, and must be received by March 1, 1996.

Compliance with Securities Transaction Reporting Requirements
Pursuant to Section 16(a) of the Securities Exchange Act 1934, certain individuals and entities are required to periodically file reports with the Securities and Exchange Commission in which they disclose information concerning their transactions involving the Company's securities. To the Company's knowledge, based solely on review of copies of such reports submitted to the Company, during the year ended December 31, 1994, no individual or entity known to the Company to be subject to the reporting requirements of Section 16(a) failed to satisfy those requirements in a timely fashion.

Comparative Performance Graph
The following line graph reflects the performance of (i) the Company's Common Stock, (ii) the NASDAQ Stock Market Total Return Index (U.S. Companies), and (iii) the Standard Industrial Classification ("SIC") Index for SIC Code 1311 (which includes all crude petroleum and natural gas companies). The graph assumes $100 was invested on December 31, 1988 in the Company's Common Stock and in each of the other indices. The graph also assumes the reinvestment of all dividends. Stock price performance shown on the graph is not necessarily indicative of future price performance.

                      [GRAPH APPEARS HERE]
            COMPARISON OF FIVE YEAR CUMULATIVE RETURN

Measurement period
(Fiscal year Covered)      Mallon          Nasdaq       SIC
                          Resources        Market       Index
                         Corporation       Index        Code

Measurement PT-
12/31/89                    $100.00       $100.00      $100.00

FYE 12/31/90                $ 47.83       $ 86.49       $ 81.12
FYE 12/31/91                $ 26.09       $ 90.30       $104.14
FYE 12/31/92                $ 95.65       $ 85.74       $105.16
FYE 12/31/93                $ 69.57       $102.16      $126.14
FYE 12/31/94                $ 34.78       $107.06      $132.44

                      This Proxy Statement has been
                      sent by order of the Board of Directors.



                      Carolena F. Chapman, Secretary
                      Dated:  May 8, 1995

PROXY            Mallon Resources Corporation            PROXY
                 999 18th Street, Suite 1700
                 Denver, Colorado  80202

                          PROXY  CARD
                Annual Meeting of Shareholders - June 9, 1995


     The undersigned shareholder of Mallon Resources Corporation (the "Company") acknowledges receipt of notice of the Company's Annual Meeting of Shareholders to be held at the Embassy Suites Hotel, 1881 Curtis Street, Denver, Colorado, at 9:00 local time, on Friday, June 9, 1995, and hereby appoints George O. Mallon, III and Carol Naranjo, or either of them, with the power of substitution, as attorneys and proxies to represent and vote, as designated below, all the shares of the Company's Common Stock held of record by the undersigned on May 1, 1995, at the Annual Meeting, or any adjournment thereof, as follows:

     I.  Election of Directors:

[ ]      FOR ALL NOMINEES LISTED BELOW (Except as marked to the
contrary below)
[ ]      WITHHOLD AUTHORITY to vote for all nominees below

George O. Mallon, Jr.   Kevin M. Fitzgerald   James A. McGowen,
Roy K. Ross  Roger R. Mitchell   Frank Douglass   Francis J.
Reinhardt, Jr.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, draw a line through that nominee's name.)

    II.  Proposal to ratify the selection of Price Waterhouse
LLP as the Company's independent auditors.

[ ]       For       [ ]      Against       [ ]      Abstain

   III. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     This Proxy when properly executed and delivered will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR all proposals.


Dated _____________________, 1995

Please sign below exactly as your name appears on the stock certificate(s). When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


_________________________________________
Signature


_________________________________________
Signature (if held jointly)

_________________________________________
Printed name, as it appears on stock certificate(s)



_________________________________________
Printed name of joint tenant, as it appears on stock certificate(s)

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY,
USING THE ENCLOSED ENVELOPE


                         Mallon Resources Corporation
                          999 18th Street, Suite 1700
                             Denver, Colorado  80202
                              ______________________